                                                                    EXHIBIT 99.9

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to being named as a proposed member of the Board of Directors of SunTrust Banks, Inc. (the "Registrant") in the Joint
Proxy Statement-Prospectus constituting part of the Registration Statement on
Form S-4 (File No. 333-116112), as amended, of the Registrant filed under the
Securities Act of 1933, as amended.

                                                  /s/ Blake P. Garrett, Jr.
                                                  -------------------------
                                                  Name:  Blake P. Garrett, Jr.
                                                  Date:  July 23, 2004